EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Earnings of $31.1 Million

CONWAY, Ark., April 16, 2015 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $31.1 million, or $0.46 diluted earnings per share for the first quarter of 2015 compared to $27.3 million or $0.42 diluted earnings per share for the same quarter in 2014. The Company increased its first quarter earnings by $3.8 million or 13.8% for the three months ended March 31, 2015 compared to the same period of the previous year. Excluding the $1.4 million of merger expenses offset by $1.6 million of one-time gain on acquisition associated with the recently completed acquisition of Doral Bank's Florida Panhandle operations ("Doral Florida"), diluted earnings per share for the first quarter of 2015 remained $0.46 per share. Excluding the $918,000 of net provision for loan loss on covered loans, the diluted earnings per share for the first quarter of 2015 was $0.47 per share.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the first quarter of 2015 was $0.47 compared to $0.43 diluted earnings per share excluding intangible amortization for the same period in 2014.

"With the recent acquisition of $289.1 million of national commercial real estate loans and the creation of the Centennial Commercial Finance Group, we are in a potentially prime position to ramp-up our momentum for generating organic loan growth, resulting in increased income for the Company," said John Allison, Chairman. "It's exciting to be well-positioned to take advantage of opportunities to enter new markets or expand our reach in our existing footprints as a result of our strong capital position."

"We are pleased to report the first quarter of 2015 as the sixteenth consecutive quarter reporting the most profitable quarter in the Company's history," said Randy Sims, Home BancShares, Inc. Chief Executive Officer. "The $1.2 million or 4.0% increase from our previously reported record earnings is truly another outstanding achievement. The Company also reported outstanding results for diluted earnings per share excluding merger expenses and one-time acquisition gain of $0.46 per share and core efficiency ratio of 40.84%."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss-sharing and non-loss-sharing acquisitions. The first quarter 2015 impairment testing noted a slight decline in asset quality in a couple of covered loan pools which resulted in a net covered provision for loan loss of $918,000. Conversely, during 2014 and 2013, the quarterly impairment testing projected material credit improvements. As a result of these credit improvements, $78.3 million of adjustments to yield were determined to be recognized over the weighted average life of the loans. The recognition of these additional credit improvements has begun to slow down. Plus, the accretion income on the Liberty portfolio has begun to slow down. As result, there was a $4.7 million decline of recognized accretion yield from the fourth quarter of 2014 to the first quarter of 2015. Consequently, yields on loans and net interest margin for the quarter just ended are reduced when compared to the fourth quarter of 2014.

Net interest income for the first quarter of 2015 increased 2.7% to $79.1 million from $77.0 million during the first quarter of 2014. For the first quarter of 2015, the effective yield on non-covered loans and covered loans was 5.65% and 14.65%, respectively. Net interest margin, on a fully taxable equivalent basis, was 4.94% for the quarter just ended.

The Company experienced a $4.1 million decrease in the provision for loan losses for non-covered loans during the first quarter of 2015 versus 2014. This expected decrease is primarily a reflection of a slowdown in the migration of the acquired Liberty loans from purchased-loan accounting treatment to originated-loan accounting treatment combined with a lower level of non-performing loans. Based upon current accounting guidance, the allowance for loan losses is not carried over in an acquisition. As a result, none of the acquired loans had any allocation of the allowance for loan losses at merger date. This is the result of all loans acquired being recorded at fair value in accordance with the fair value methodology prescribed in ASC Topic 820. However, as the acquired loans payoff or renew and the acquired footprint originates new loan production, it is necessary to establish an allowance which represents an amount that, in management's judgment, will be adequate to absorb credit losses. Traditionally, there is a large migration of these loans during the first year after acquisition, which can create an elevated provision for loan losses as was the case during 2014 with respect to the Liberty acquisition.

The Company reported $14.7 million of non-interest income for the first quarter of 2015, compared to $12.2 million for the first quarter of 2014. The most important components of the first quarter non-interest income were $6.2 million from other service charges and fees, $5.4 million from service charges on deposits accounts, $1.9 million from mortgage lending income, $1.6 million one-time gain on acquisition, $1.2 million from other income, $567,000 from insurance commissions, $493,000 from gain on sale of OREO and $432,000 from trust fees offset by the $4.0 million of net amortization on the FDIC indemnification asset.

As a result of the previously mentioned 2013 and 2014 credit improvements, there was a $54.7 million decrease in the base of the indemnification asset to be recognized as FDIC amortization over the weighted average life of the loss-share agreements. The recognition of this amortization has begun to slow down as the five-year loss-share is beginning to expire. Consequently, there was a $3.5 million decline of FDIC indemnification amortization from the fourth quarter of 2014 to the first quarter of 2015.

Non-interest expense for the first quarter of 2015 was $40.7 million compared to $39.4 million for the first quarter of 2014. Non-interest expense excluding merger expenses was $39.3 million for the first quarter of 2015 compared to $38.5 million for the same quarter in 2014. The change in non-interest expense excluding merger expenses this quarter was relatively flat when compared to a year ago even though we completed the acquisitions of Florida Traditions Bank and Broward Financial Holdings, Inc. during the second half of 2014 and Doral Florida during the first quarter of 2015. As a result, for the first quarter of 2015, our core efficiency ratio was 40.84% which is improved from the 41.39% reported for first quarter of 2014.

Financial Condition

Total non-covered loans were $4.93 billion at March 31, 2015 compared to $4.82 billion at December 31, 2014. Total covered loans were $169.5 million at March 31, 2015 compared to $240.2 million at December 31, 2014. Total deposits were $5.90 billion at March 31, 2015 compared to $5.42 billion at December 31, 2014. Total assets were $7.51 billion at March 31, 2015 compared to $7.40 billion at December 31, 2014.

On February 27, 2015, the Company acquired all the deposits and substantially all the assets of Doral Florida through an alliance agreement with Banco Popular of Puerto Rico ("Popular") who was the successful lead bidder with the Federal Deposit Insurance Corporation ("FDIC") on the failed Doral Bank of San Juan, Puerto Rico. The Doral Florida acquisition provided approximately $37.9 million in total loans after $4.3 million of loan discounts and approximately $466.3 million in deposits.

During the first quarter of 2015, the five-year loss share agreements on the commercial real estate and commercial and industrial loans acquired through the FDIC-assisted acquisitions of Old Southern and Key West concluded. As a result, $56.3 million of these loans including their associated discounts previously classified as covered loans have migrated to non-covered loans status.

From December 31, 2014 to March 31, 2015, the Company had $112.7 million growth in non-covered loans. Excluding the loans acquired from Doral Florida and the migration of loans from covered to non-covered status, the Company produced approximately $18.5 million of organic non-covered loan growth since December 31, 2014.

Non-performing non-covered loans were $37.5 million as of March 31, 2015, of which $15.2 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 0.76% as of March 31, 2015 compared to 0.82% as of December 31, 2014. Non-performing non-covered assets were $54.9 million as of March 31, 2015, of which $18.1 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 0.75% as of March 31, 2015 compared to 0.79% as of December 31, 2014.

The Company's allowance for loan losses for non-covered loans was $52.7 million at March 31, 2015, or 1.07% of total non-covered loans, compared to $52.5 million, or 1.09% of total non-covered loans, at December 31, 2014. As of March 31, 2015 and December 31, 2014, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 3.70% and 3.88%, respectively. This decrease is the result of projected credit improvement on the acquired impaired loans. As of March 31, 2015 and December 31, 2014, the Company's allowance for loan losses for non-covered loans was 141% and 133% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $1.04 billion at March 31, 2015 compared to $1.02 billion at December 31, 2014, an increase of $24.3 million. Book value per common share was $15.38 at March 31, 2015 compared to $15.03 at December 31, 2014. Tangible book value per common share was $10.30 at March 31, 2015 compared to $9.90 December 31, 2014 for an increase of 4.0%.

Branches

In an effort to achieve efficiencies primarily from the acquisitions prior to 2015, the Company closed one Florida location during the first quarter of 2015 and has plans to close one Arkansas and one Florida location during the second quarter of 2015. The Company currently has 82 branches in Arkansas, 60 branches in Florida, 7 branches in Alabama and has plans to open a loan production office in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 16, 2015. Interested parties can listen to this call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10062460, which will be available until April 23, 2015 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida, South Alabama and has plans to open a loan production office in New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2015	2014	2014	2014	2014

ASSETS

Cash and due from banks	$ 115,448	$ 105,438	$ 109,067	$ 122,167	$ 124,662
Interest-bearing deposits with other banks	82,123	7,090	28,416	21,385	89,897
Cash and cash equivalents	197,571	112,528	137,483	143,552	214,559
Federal funds sold	6,100	250	44,275	850	22,925
Investment securities - available-for-sale	1,069,745	1,067,287	1,067,617	1,122,803	1,175,827
Investment securities - held-to-maturity	344,518	356,790	296,036	205,566	132,363
Loans receivable not covered by loss share	4,929,989	4,817,314	4,583,015	4,133,109	4,126,564
Loans receivable covered by FDIC loss share	169,460	240,188	250,970	263,157	270,641
Allowance for loan losses	(56,526)	(55,011)	(52,844)	(51,173)	(48,991)
Loans receivable, net	5,042,923	5,002,491	4,781,141	4,345,093	4,348,214
Bank premises and equipment, net	209,326	206,912	211,726	196,194	196,392
Foreclosed assets held for sale not covered by loss share	17,402	16,951	19,367	20,960	23,484
Foreclosed assets held for sale covered by FDIC loss share	6,309	7,871	13,513	17,196	20,201
FDIC indemnification asset	19,435	28,409	42,104	56,626	73,348
Cash value of life insurance	74,722	74,444	70,913	64,066	63,787
Accrued interest receivable	23,542	24,075	23,366	20,847	21,865
Deferred tax asset, net	59,594	65,227	68,070	73,151	82,886
Goodwill	322,728	325,423	313,320	301,736	301,736
Core deposit and other intangibles	20,916	20,925	21,004	19,984	21,131
Other assets	99,143	93,689	86,436	77,516	82,058
Total assets	$ 7,513,974	$ 7,403,272	$ 7,196,371	$ 6,666,140	$ 6,780,776

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,328,689	$ 1,203,306	$ 1,170,441	$ 1,129,073	$ 1,057,148
Savings and interest-bearing transaction accounts	3,120,803	2,974,850	2,830,829	2,756,060	2,827,787
Time deposits	1,452,733	1,245,815	1,276,001	1,306,876	1,453,575
Total deposits	5,902,225	5,423,971	5,277,271	5,192,009	5,338,510
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	178,615	176,465	160,895	144,602	137,524
FHLB borrowed funds	277,477	697,957	713,553	349,110	354,935
Accrued interest payable and other liabilities	55,268	28,761	25,145	22,358	20,113
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	6,474,411	6,387,980	6,237,690	5,768,905	5,911,908

Stockholders' equity
Common stock	676	676	665	651	651
Capital surplus	779,856	781,328	749,573	709,516	708,868
Retained earnings	248,951	226,279	203,107	182,382	158,838
Accumulated other comprehensive income (loss)	10,080	7,009	5,336	4,686	511
Total stockholders' equity	1,039,563	1,015,292	958,681	897,235	868,868
Total liabilities and stockholders' equity	$ 7,513,974	$ 7,403,272	$ 7,196,371	$ 6,666,140	$ 6,780,776

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2015	2014	2014	2014	2014	2015	2014

Interest income
Loans	$ 75,487	$ 80,011	$ 75,917	$ 75,404	$ 75,013	$ 75,487	$ 75,013
Investment securities
Taxable	5,543	5,168	4,905	4,762	4,470	5,543	4,470
Tax-exempt	2,752	2,843	2,552	2,379	2,317	2,752	2,317
Deposits - other banks	91	24	20	29	24	91	24
Federal funds sold	8	15	7	12	16	8	16

Total interest income	83,881	88,061	83,401	82,586	81,840	83,881	81,840

Interest expense
Interest on deposits	3,258	3,074	3,243	3,095	3,384	3,258	3,384
Federal funds purchased	1	1	2	--	--	1	--
FHLB borrowed funds	1,050	1,108	1,035	952	946	1,050	946
Securities sold under agreements to repurchase	172	181	186	168	182	172	182
Subordinated debentures	329	327	330	328	328	329	328

Total interest expense	4,810	4,691	4,796	4,543	4,840	4,810	4,840

Net interest income	79,071	83,370	78,605	78,043	77,000	79,071	77,000
Provision for loan losses	3,787	5,370	4,241	6,115	6,938	3,787	6,938
Net interest income after provision for loan losses	75,284	78,000	74,364	71,928	70,062	75,284	70,062

Non-interest income
Service charges on deposit accounts	5,418	6,143	6,275	6,193	5,911	5,418	5,911
Other service charges and fees	6,216	6,273	5,977	5,978	5,686	6,216	5,686
Trust fees	432	313	306	323	436	432	436
Mortgage lending income	1,932	2,341	1,901	1,801	1,513	1,932	1,513
Insurance commissions	567	977	984	934	1,416	567	1,416
Income from title services	34	60	59	53	50	34	50
Increase in cash value of life insurance	308	319	322	281	288	308	288
Dividends from FHLB, FRB, Bankers' bank & other	415	405	389	501	316	415	316
Gain on acquisitions	1,635	--	--	--	--	1,635	--
Gain on sale of SBA loans	--	--	183	--	--	--	--
Gain (loss) on sale of premises & equipment, net	8	(97)	(35)	445	9	8	9
Gain (loss) on OREO, net	493	264	529	859	539	493	539
Gain (loss) on securities, net	4	--	--	--	--	4	--
FDIC indemnification accretion/(amortization), net	(3,956)	(7,439)	(6,947)	(6,622)	(4,744)	(3,956)	(4,744)
Other income	1,164	652	888	793	761	1,164	761

Total non-interest income	14,670	10,211	10,831	11,539	12,181	14,670	12,181

Non-interest expense
Salaries and employee benefits	19,390	19,911	19,368	18,813	18,933	19,390	18,933
Occupancy and equipment	6,049	6,320	6,234	6,251	6,226	6,049	6,226
Data processing expense	2,419	1,842	1,801	1,793	1,793	2,419	1,793
Other operating expenses	12,855	13,076	15,414	11,763	12,405	12,855	12,405

Total non-interest expense	40,713	41,149	42,817	38,620	39,357	40,713	39,357

Income before income taxes	49,241	47,062	42,378	44,847	42,886	49,241	42,886
Income tax expense	18,122	17,136	15,007	16,418	15,549	18,122	15,549
Net income	$ 31,119	$ 29,926	$ 27,371	$ 28,429	$ 27,337	$ 31,119	$ 27,337

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2015	2014	2014	2014	2014	2015	2014

PER SHARE DATA

Diluted earnings per common share	$ 0.46	$ 0.44	$ 0.41	$ 0.43	$ 0.42	$ 0.46	$ 0.42
Diluted earnings per common share excluding intangible amortization	0.47	0.46	0.42	0.44	0.43	0.47	0.43
Basic earnings per common share	0.46	0.44	0.41	0.44	0.42	0.46	0.42
Dividends per share - common	0.125	0.100	0.100	0.075	0.075	0.125	0.075
Book value per common share	15.38	15.03	14.42	13.77	13.34	15.38	13.34
Tangible book value per common share	10.30	9.90	9.39	8.83	8.38	10.30	8.38

STOCK INFORMATION

Average common shares outstanding	67,589	67,291	66,223	65,140	65,123	67,589	65,123
Average diluted shares outstanding	67,923	67,653	66,616	65,545	65,511	67,923	65,511
End of period common shares outstanding	67,577	67,571	66,483	65,142	65,135	67,577	65,135

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.67%	1.62%	1.56%	1.70%	1.64%	1.67%	1.64%
Return on average assets excluding intangible amortization	1.79%	1.74%	1.68%	1.83%	1.77%	1.79%	1.77%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.04%	3.13%	3.08%	3.27%	3.26%	3.04%	3.26%
Return on average common equity	12.33%	11.96%	11.58%	12.96%	13.00%	12.33%	13.00%
Return on average tangible common equity excluding intangible amortization	18.99%	18.72%	18.46%	20.94%	21.48%	18.99%	21.48%
Efficiency ratio	41.41%	41.87%	45.70%	41.09%	42.07%	41.41%	42.07%
Core efficiency ratio	40.84%	40.15%	41.88%	41.56%	41.39%	40.84%	41.39%
Net interest margin - FTE	4.94%	5.26%	5.26%	5.50%	5.48%	4.94%	5.48%
Fully taxable equivalent adjustment	$ 1,855	$ 1,911	$ 1,728	$ 1,624	$ 1,591	$ 1,855	$ 1,591
Total revenue	98,551	98,272	94,232	94,125	94,021	98,551	94,021

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 31,119	$ 29,926	$ 27,371	$ 28,429	$ 27,337	$ 31,119	$ 27,337
Intangible amortization after-tax	686	707	701	697	709	686	709
Earnings excluding intangible amortization	$ 31,805	$ 30,633	$ 28,072	$ 29,126	$ 28,046	$ 31,805	$ 28,046

GAAP diluted earnings per share	$ 0.46	$ 0.44	$ 0.41	$ 0.43	$ 0.42	$ 0.46	$ 0.42
Intangible amortization after-tax	0.01	0.02	0.01	0.01	0.01	0.01	0.01
Diluted earnings per share excluding intangible amortization	$ 0.47	$ 0.46	$ 0.42	$ 0.44	$ 0.43	$ 0.47	$ 0.43

OTHER OPERATING EXPENSES

Advertising	$ 779	$ 792	$ 673	$ 581	$ 522	$ 779	$ 522
Merger and acquisition expenses	1,417	1,711	3,772	106	849	1,417	849
Amortization of intangibles	1,129	1,163	1,153	1,147	1,167	1,129	1,167
Electronic banking expense	1,232	1,351	1,307	1,312	1,338	1,232	1,338
Directors' fees	295	243	236	206	227	295	227
Due from bank service charges	215	199	200	205	199	215	199
FDIC and state assessment	1,396	1,144	972	1,058	1,114	1,396	1,114
Insurance	666	685	657	582	614	666	614
Legal and accounting	447	666	510	419	417	447	417
Other professional fees	488	394	716	583	507	488	507
Operating supplies	434	473	468	515	472	434	472
Postage	309	329	323	327	352	309	352
Telephone	504	503	548	463	454	504	454
Other expense	3,544	3,423	3,879	4,259	4,173	3,544	4,173

Total other operating expenses	$ 12,855	$ 13,076	$ 15,414	$ 11,763	$ 12,405	$ 12,855	$ 12,405

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

BALANCE SHEET RATIOS

Total loans to total deposits	86.40%	93.24%	91.60%	84.67%	82.37%
Common equity to assets	13.8%	13.7%	13.3%	13.5%	12.8%
Tangible common equity to tangible assets	9.7%	9.5%	9.1%	9.1%	8.5%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 52,471	$ 50,695	$ 48,248	$ 44,024	$ 39,022
Loans charged off	3,150	3,811	2,544	2,526	2,424
Recoveries of loans previously charged off	541	1,121	750	635	488
Net loans (recovered)/charged off	2,609	2,690	1,794	1,891	1,936
Provision for loan losses	2,869	4,466	4,241	6,115	6,938
Balance, end of period	$ 52,731	$ 52,471	$ 50,695	$ 48,248	$ 44,024

Discount for credit losses on non-covered loans acquired	134,699	139,720	148,172	157,705	164,324
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.22%	0.23%	0.16%	0.18%	0.19%
Allowance for loan losses for non-covered loans to total non-covered loans	1.07%	1.09%	1.11%	1.17%	1.07%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	3.70%	3.88%	4.20%	4.80%	4.86%

Covered
Balance, beginning of period	$ 2,540	$ 2,149	$ 2,925	$ 4,967	$ 4,793
Loans charged off	772	858	863	1,051	--
Recoveries of loans previously charged off	265	345	87	128	174
Net loans charged off/(recovered)	507	513	776	923	(174)
Provision for loan losses forecasted outside of loss share	(295)	904	--	280	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	2,057	--	--	(1,399)	--
Benefit attributable to FDIC loss share agreements	(844)	--	--	1,119	--
Net provision for loan losses	918	904	--	--	--
Increase (decrease) in FDIC indemnification asset	844	--	--	(1,119)	--
Balance, end of period	$ 3,795	$ 2,540	$ 2,149	$ 2,925	$ 4,967

Total allowance for loan losses	$ 56,526	$ 55,011	$ 52,844	$ 51,173	$ 48,991

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 25,354	$ 24,691	$ 22,381	$ 21,900	$ 20,697
Non-covered loans past due 90 days or more	12,160	14,871	18,644	23,081	21,981
Total non-performing non-covered loans	37,514	39,562	41,025	44,981	42,678
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	17,402	16,951	19,367	20,960	23,484
Other non-performing non-covered assets	--	--	--	10	47
Total other non-performing non-covered assets	17,402	16,951	19,367	20,970	23,531
Total non-performing non-covered assets	$ 54,916	$ 56,513	$ 60,392	$ 65,951	$ 66,209

Allowance for loan losses for non-covered loans to non-performing non-covered loans	140.56%	132.63%	123.57%	107.26%	103.15%
Non-performing non-covered loans to total non-covered loans	0.76%	0.82%	0.90%	1.09%	1.03%
Non-performing non-covered assets to total non-covered assets	0.75%	0.79%	0.88%	1.04%	1.03%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 2,042,781	$ 1,987,890	$ 1,918,827	$ 1,733,029	$ 1,722,910
Construction/land development	733,564	700,139	660,107	603,216	566,205
Agricultural	82,985	72,211	78,243	64,409	74,775
Residential real estate loans
Residential 1-4 family	976,719	963,990	935,547	887,097	890,981
Multifamily residential	274,515	250,222	251,726	218,615	206,348
Total real estate	4,110,564	3,974,452	3,844,450	3,506,366	3,461,219
Consumer	51,852	56,720	57,821	56,197	60,735
Commercial and industrial	641,411	670,124	547,706	447,459	491,525
Agricultural	58,317	48,833	64,875	56,852	44,017
Other	67,845	67,185	68,163	66,235	69,068
Loans receivable not covered by loss share	$ 4,929,989	$ 4,817,314	$ 4,583,015	$ 4,133,109	$ 4,126,564

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 58,251	$ 93,979	$ 99,518	$ 107,171	$ 113,593
Construction/land development	25,495	39,946	42,713	44,763	45,381
Agricultural	875	943	1,039	1,145	1,184
Residential real estate loans
Residential 1-4 family	76,758	87,309	90,088	91,706	92,918
Multifamily residential	1,421	8,617	8,263	10,002	10,043
Total real estate	162,800	230,794	241,621	254,787	263,119
Consumer	17	16	22	20	16
Commercial and industrial	5,887	8,651	8,295	7,368	6,440
Agricultural	--	--	--	--	--
Other	756	727	1,032	982	1,066
Loans receivable covered by loss share	$ 169,460	$ 240,188	$ 250,970	$ 263,157	$ 270,641

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2015			December 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 151,693	$ 91	0.24%	$ 41,048	$ 24	0.23%
Federal funds sold	15,290	8	0.21%	27,792	15	0.21%
Investment securities - taxable	1,081,613	5,543	2.08%	1,076,415	5,168	1.90%
Investment securities - non-taxable - FTE	327,984	4,504	5.57%	326,873	4,650	5.64%
Loans receivable - FTE	5,068,580	75,590	6.05%	4,955,990	80,114	6.41%
Total interest-earning assets	6,645,160	85,736	5.23%	6,428,118	89,971	5.55%
Non-earning assets	896,648			917,892
Total assets	$ 7,541,808			$ 7,346,010

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 3,040,876	$ 1,474	0.20%	$ 2,926,471	$ 1,396	0.19%
Time deposits	1,335,984	1,784	0.54%	1,272,433	1,678	0.52%
Total interest-bearing deposits	4,376,860	3,258	0.30%	4,198,904	3,074	0.29%
Federal funds purchased	1,125	1	0.36%	824	1	0.48%
Securities sold under agreement to repurchase	179,561	172	0.39%	170,192	181	0.42%
FHLB borrowed funds	639,251	1,050	0.67%	695,085	1,108	0.63%
Subordinated debentures	60,826	329	2.19%	60,826	327	2.13%
Total interest-bearing liabilities	5,257,623	4,810	0.37%	5,125,831	4,691	0.36%
Non-interest bearing liabilities
Non-interest bearing deposits	1,227,323			1,200,726
Other liabilities	33,381			26,892
Total liabilities	6,518,327			6,353,449
Shareholders' equity	1,023,481			992,561
Total liabilities and shareholders' equity	$ 7,541,808			$ 7,346,010
Net interest spread			4.86%			5.19%
Net interest income and margin - FTE		$ 80,926	4.94%		$ 85,280	5.26%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2015			March 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 151,693	$ 91	0.24%	$ 63,018	$ 24	0.15%
Federal funds sold	15,290	8	0.21%	31,482	16	0.21%
Investment securities - taxable	1,081,613	5,543	2.08%	1,005,313	4,470	1.80%
Investment securities - non-taxable - FTE	327,984	4,504	5.57%	286,328	3,789	5.37%
Loans receivable - FTE	5,068,580	75,590	6.05%	4,427,994	75,132	6.88%
Total interest-earning assets	6,645,160	85,736	5.23%	5,814,135	83,431	5.82%
Non-earning assets	896,648			952,470
Total assets	$ 7,541,808			$ 6,766,605

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 3,040,876	$ 1,474	0.20%	$ 2,785,216	$ 1,279	0.19%
Time deposits	1,335,984	1,784	0.54%	1,528,079	2,105	0.56%
Total interest-bearing deposits	4,376,860	3,258	0.30%	4,313,295	3,384	0.32%
Federal funds purchased	1,125	1	0.36%	508	--	0.00%
Securities sold under agreement to repurchase	179,561	172	0.39%	149,352	182	0.49%
FHLB borrowed funds	639,251	1,050	0.67%	377,326	946	1.02%
Subordinated debentures	60,826	329	2.19%	60,826	328	2.19%
Total interest-bearing liabilities	5,257,623	4,810	0.37%	4,901,307	4,840	0.40%
Non-interest bearing liabilities
Non-interest bearing deposits	1,227,323			1,003,495
Other liabilities	33,381			8,825
Total liabilities	6,518,327			5,913,627
Shareholders' equity	1,023,481			852,978
Total liabilities and shareholders' equity	$ 7,541,808			$ 6,766,605
Net interest spread			4.86%			5.42%
Net interest income and margin - FTE		$ 80,926	4.94%		$ 78,591	5.48%
CONTACT: FOR MORE INFORMATION CONTACT:
         Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770